                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                               November 15, 2000
                             ____________________

               Date of Report (Date of earliest event reported)

                             SIEBEL SYSTEMS, INC.
                             ____________________

            (Exact name of registrant as specified in its charter)

           Delaware                                  0-20725                             94-3187233
        ---------------                          ---------------                       ---------------
(State or other jurisdiction of                    (Commission                        (I.R.S. Employer
         incorporation                            File Number)                       Identification No.)

                           2207 Bridgepointe Parkway
                             San Mateo, CA  94404
                             ____________________

                   (Address of principal executive offices)

                                 (650)295-5000
                             ____________________

             (Registrant's telephone number, including area code)

Item 5.   Other Events

       Effective November 15, 2000, Siebel Systems, Inc., a Delaware corporation ("Siebel"), indirectly acquired all of the outstanding common shares of Janna Systems Inc., an Ontario corporation ("Janna"), pursuant to an arrangement (the "Arrangement") under Ontario corporate laws and an Arrangement Agreement (the "Arrangement Agreement"), dated as of September 11, 2000, by and among Siebel, Janna, Janna Nova Scotia Sub Company (formerly 3045856 Nova Scotia Company), a Nova Scotia unlimited liability company ("Nova Scotia Co") and Siebel Janna Arrangement, Inc. (formerly 2000066 Ontario Inc.), an Ontario corporation ("ExchangeCo"). The Arrangement was approved by the holders of Janna common shares and options to acquire Janna common shares and by the Ontario Superior Court of Justice. The description contained in this Item 5 of the transactions consummated pursuant to the terms and conditions of the Arrangement Agreement is qualified in its entirety by reference to the full text of the Arrangement Agreement, a copy of which has been previously filed with the Securities and Exchange Commission as part of Siebel's registration statement on Form S-3 (No. 333-47062) and is incorporated by reference herein.

       The Arrangement provides for the acquisition of Janna by Siebel in a transaction in which: (a) each Janna common share held by a Janna shareholder who is resident in Canada, who so elects or who does not make an election, will be transferred or will be deemed to be transferred to ExchangeCo in exchange for
0.497 of a fully paid and non-assessable exchangeable share (the "Exchangeable Shares") in the capital of ExchangeCo; and (b) each Janna common share held by a Janna shareholder who is not a Canadian resident or is held by a Canadian resident Janna shareholder who elects to receive shares of Siebel common stock will be transferred to Nova Scotia Co in exchange for 0.497 of a fully paid and non-assessable share of Siebel common stock. The Exchangeable Shares are exchangeable for Siebel common stock on a one-for-one basis at any time at the option of the holder. Subject to applicable law and the overriding redemption call right of Nova Scotia Co, ExchangeCo has the right to redeem all but not less than all of the then outstanding Exchangeable Shares on November 30, 2005 (the "Redemption Date"). Upon redemption, all holders of outstanding Exchangeable Shares will be entitled to receive one share of Siebel common stock for each Exchangeable Share they hold. In certain circumstances, the board of directors of ExchangeCo may accelerate the Redemption Date. Pursuant to the Arrangement Agreement, Siebel assumed all outstanding options to acquire common shares of Janna in accordance with the terms of such options and the terms and conditions of the Arrangement Agreement. No fractional shares of Siebel common stock or Exchangeable Shares will be issued in connection with the Arrangement. In lieu thereof, holders of common shares of Janna who would otherwise have been entitled to receive fractional shares of Siebel common stock or Exchangeable Shares will be paid their pro rata amount of the net proceeds resulting from the sale by a depository trust company of the whole shares representing the aggregate of all fractional interests in Siebel common stock and Exchangeable Shares. At the Effective Time, by virtue of the transfer of all of the outstanding common shares of Janna to Nova Scotia Co and ExchangeCo, Janna became an indirectly wholly-owned subsidiary of Siebel.

       Pursuant to the terms of the Arrangement Agreement, Siebel has filed a registration statement on Form S-3 with respect to shares of its common stock, to be issued in exchange for the Exchangeable Shares.

       The Arrangement is intended to provide Canadian resident Janna shareholders who receive Exchangeable Shares a tax-deferral or "rollover" for Canadian income tax purposes pursuant to the Income Tax Act (Canada). The Arrangement is expected to be accounted for as a pooling-of-interests. Copies of the press releases announcing the entering into of the Arrangement Agreement and the consummation of the Arrangement are attached hereto as Exhibits 99.1 and 99.2.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (a)  Financial Statements of Businesses Acquired

     Not applicable.

     (b) Pro Forma Financial Information

     Not applicable.

     (c) Exhibits

     The following Exhibits are filed as part of this report:

2.1 Arrangement Agreement, dated as of September 11, 2000, by and among Siebel, Janna, Nova Scotia Co and ExchangeCo (incorporated by reference to Siebel's registration statement on Form S-3 (No. 333-47062)).

4.1       Certificate of Designation of Series A1 Preferred Stock of Registrant.

99.1      Press Release of Siebel dated September 11, 2000.

99.2      Press Release of Siebel dated November 15, 2000.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Siebel Systems, Inc.
Date: November 22, 2000

                                    By:  /s/ Kenneth A. Goldman
                                         -------------------------------------
                                         Kenneth A. Goldman
                                         Senior Vice President,
                                         Finance and Administration
                                         and Chief Financial Officer

                                 Exhibit Index

2.1 Arrangement Agreement, dated as of September 11, 2000, by and among Siebel, Janna, Nova Scotia Co and ExchangeCo (incorporated by reference to Siebel's registration statement on Form S-3 (No. 333-47062)).

4.1   Certificate of Designation of Series A1 Preferred Stock of Registrant.

99.1  Press Release of Siebel dated September 11, 2000.

99.2  Press Release of Siebel dated November 15, 2000.